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                                                                 EXHIBIT 4.3

     THIS SUPPLEMENT AGREEMENT (this "Supplement Agreement") dated as of September 23, 1999, is entered into by and between Supergen, Inc., a Delaware corporation (the "Company") and The Tail Wind Fund Limited, a British Virgin Islands company ("Tail Wind").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, as of September 15, 1999, the Company, Tail Wind and certain other investors (Tail Wind, together with the other investors, the "Investors") entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which the Investors purchased from the Company such number of shares of Common Stock and such number of Class A warrants and Class B warrants as set forth therein; and

     WHEREAS, as of September 15, 1999, the Company and the Investors entered into a Registration Rights Agreement pursuant to which the Company agreed to provide certain registration rights under the 1933 Act and applicable state securities laws (the "Registration Rights Agreement").

     NOW, THEREFORE, the Company and Tail Wind wish to effect a transaction pursuant to the terms of the Purchase Agreement and on the terms hereinafter set forth. (Capitalized terms which are not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.)

     1.     PURCHASE AND SALE OF SHARES AND WARRANTS.

           (a) Tail Wind agrees to purchase, and the Company agrees to sell and issue to Tail Wind, upon the terms and conditions set forth herein and in the Purchase Agreement, such number of shares of Common Stock and that number of Class A warrants and Class B warrants as set forth on the signature page attached hereto for the aggregate purchase price set forth on the signature page attached hereto.

           (b) The shares and warrants purchased hereunder shall be considered and treated as Shares and Warrants under the Purchase Agreement and the Registration Rights Agreement.

     2. PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT TO REMAIN IN EFFECT. All of the terms and provisions of the Purchase Agreement (including but not limited to Section 10.5 of the Purchase Agreement) and the Registration Rights Agreement shall apply to this Supplement Agreement, except as specifically set forth herein. In addition, each party hereto represents that its representations and warranties contained in the Purchase Agreement and the Registration Rights Agreement are true and correct as of the date hereof, except that Schedule 4.3 to the Purchase Agreement has been updated as of the date hereof.

     3. PRESS RELEASE. Notwithstanding Section 7.7 of the Purchase Agreement, the Company represents and warrants that the purchase hereunder is not a material event and that the Company, therefore, is not required to issue a press release concerning the facts and material terms of this Supplement Agreement.


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     4.     CONDITIONS TO CLOSING.

           (a) On or prior to the closing date of this offering the Company shall deliver to Tail Wind an update to the opinion of legal counsel to the Company specified in Section 7.4 of the Purchase Agreement.

           (b) The warrants issued hereunder shall be in the same form as those issued pursuant to the Purchase Agreement.

     5. IPO WARRANTS. The Company acknowledges that it has given notice to redeem the warrants referred to in Section 7.15 of the Purchase Agreement and that the scheduled redemption date of such warrants is on April 16, 2000.

     6. WAIVER; MODIFICATION. No provision of this Supplement Agreement may be waived or modified other than by a writing signed by the party to be charged with such waiver or modification.

     7. GOVERNING LAW. This Supplement Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     8. COUNTERPARTS. This Supplement Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.


     IN WITNESS WHEREOF, the parties have executed this Supplement Agreement as of the date first above written.

The Company:

                                   SUPERGEN, INC.



                                   By:
                                      ------------------------------
                                        Name:   Joseph Rubinfeld
                                        Title:  President





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                                           THE TAIL WIND FUND LIMITED


                                           By:
                                               -------------------------
                                                 Name:
                                                 Title:


                                                 By:
                                                     -------------------------
                                                       Name:
                                                       Title:



Aggregate Purchase Price:  $1,250,000
Number of Shares of Common Stock:  64,243
Number of Class A Warrants:  19,273
Number of Class B Warrants:  19,273
Effective per share Purchase Price of Shares:  $19.4575
Exercise price of Class A Warrants:  $22.1875
Address for Notice:


                                        [____________________________]
                                        [____________________________]
                                        [____________________________]
                                        [____________________________]
                                        [____________________________]
                                        [____________________________]

                                        with a copy to:

                                        Kleinberg Kaplan Wolff & Cohen PC
                                        551 Fifth Avenue, 18th Floor
                                        New York, New York  10176
                                        Attn:  Mr. Stephen M. Schultz
                                        Telephone:  212/986 6000
                                        Facsimile:   212/986 8866




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